Exhibit 10.7

RESTRICTED STOCK UNIT AWARD AGREEMENT

WEWORK COMPANIES INC.

2015 EQUITY INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”), dated as of             , is made by and between WeWork Companies Inc. (the “Company”), and              (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the WeWork Companies Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) or, if not defined therein, shall have the meaning ascribed to them in the Series G Preferred Shares Purchase Agreement, dated March 3, 2017, by and among the Company, SoftBank Group Capital Limited, Softbank Group Corp, and the investors listed on Exhibit A attached to such Purchase Agreement.

1. Grant of Restricted Stock Units. The Company hereby grants to the Grantee              restricted stock units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2. Vesting.

(a) Subject to the prior occurrence of either an Acquisition (as defined in the Plan, modified in the manner described below) or an IPO (as defined below), the RSUs shall become vested as follows: 1/7th of the RSUs on each anniversary of the closing date of the Subsequent Closing or the Back-Stop Closing (each, a “Scheduled Vesting Date”); provided that the Grantee has neither incurred nor given or received a notice of Termination as of the applicable Scheduled Vesting Date. If neither an Acquisition nor an IPO has occurred prior to the occurrence of a Scheduled Vesting Date, the RSUs scheduled to vest on such Scheduled Vesting Date shall not vest upon such Scheduled Vesting Date, but shall instead vest (subject to Section 2(b)) upon the earlier to occur of (x) an Acquisition and (y) an IPO. The date upon which a tranche of RSUs becomes vested pursuant to this Section 2(a) is referred to herein as such tranche’s “Actual Vesting Date.”

(b) To the extent that neither an Acquisition nor an IPO has occurred prior to the tenth (10th) anniversary of the date hereof, this RSU Award Agreement shall terminate as of such anniversary and all rights of the Grantee with respect to the RSUs shall immediately terminate without payment of any consideration.

(c) For purposes of this RSU Award Agreement, (i) an “IPO” shall be deemed to occur upon the effective date of the registration statement filed with the SEC relating to the initial underwritten sale of equity securities of the Company to the public under the Securities Act and (ii) no transaction or event will constitute an Acquisition unless the transaction or event qualifies as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, in each case for purposes of Treasury Regulation 1.409A-3(i)(5).

3. Settlement. Each RSU granted hereunder shall represent the right to receive one (1) share of the Company’s Class A Common Stock (a “Share”). Each Share underlying a vested RSU shall be issued to the Grantee within 10 business days following the applicable Actual Vesting Date (or the vesting date described in Section 4(b), if applicable). The number of Shares deliverable hereunder upon each Actual Vesting Date shall be rounded down to the nearest whole share (except in the case of the final vesting tranche).

4. Termination.

(a) In the event that the Grantee incurs or gives or receives a notice of Termination prior to an applicable Scheduled Vesting Date then, except as set forth in Section 4(b), the RSUs scheduled to vest on such Scheduled Vesting Date(s) shall be immediately forfeited.

(b) If the Grantee’s employment is Terminated by the Company without Cause or by the Grantee for Good Reason, in each case within the one (1) year period immediately following an Acquisition and subject to the Grantee executing and not revoking a release of claims in a form satisfactory to the Company within 21 days (or, if applicable, 45 days) of the Termination Date, 100% of the RSUs shall become fully vested as of the Termination Date. For purposes of this RSU Award Agreement, “Good Reason” means (i) Grantee’s scope of responsibility or office has been materially reduced or Grantee has been assigned duties or responsibilities that are materially inconsistent with Grantee’s duties or responsibilities immediately prior to the Acquisition, (ii) Grantee’s base salary is reduced, (iii) the Company requires that Grantee’s principal place of employment be relocated more than 30 miles from the location of the Company’s offices immediately prior to the Acquisition, or (iv) the Company commits a material breach of any offer letter or employment agreement with Grantee, if any; provided in each case that an event described above shall not give rise to Good Reason until (x) the Company has received written notice of such Good Reason event from the Grantee, and (y) the Company has not cured such Good Reason event within 30 days after receipt by each member of the Board of such notice. Notwithstanding the foregoing, an event (described in (i) through (iv) immediately above) that may otherwise give rise to Good Reason ceases to give rise to Good Reason for purposes of this offer letter unless the Grantee terminates employment for Good Reason within four months following the first occurrence of such event.

5. No Obligation to Employ. Nothing in the Plan or this RSU Award Agreement shall confer on the Grantee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Grantee’s employment or other relationship at any time, with or without Cause.

6. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. For the avoidance of doubt, in the event of an Acquisition or Other Combination, this RSU Award Agreement cannot be cancelled without consideration or Grantee’s prior written approval, notwithstanding Section 11.1.(f) of the Plan.

7. Limitations on Issuance. The Shares issuable pursuant to this RSU Award Agreement may not be issued unless such issuance is in compliance with all applicable federal and state securities laws, as they are in effect on the date of issuance.

8. Tax Withholding. Prior to the issuance of the Shares pursuant to Section 3 of this RSU Award Agreement, the Grantee must pay or provide for any applicable federal, state and local withholding obligations of the Company (the amount of which is referred to herein as the “withholding obligation”). If the Committee permits, the Grantee may provide for payment of the withholding obligation upon issuance of the Shares by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld (“share withholding”); or to arrange a mandatory “sell to cover” on the Grantee’s behalf (without further authorization); but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. In case of share withholding or a sell to cover, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares issuable pursuant to this RSU Award Agreement.

9. Issuance of Shares. The Company shall issue the Shares issuable pursuant to this RSU Award Agreement registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

10. Section 409A Compliance. The intent of the parties is that payments and benefits under this RSU Award Agreement are intended to qualify under the short-term deferral exception to Section 409A of the Code, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered in accordance with such intention. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Award Agreement or any other arrangement between the Grantee and the Company during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death). The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

11. Compliance with Laws and Regulations. The Plan and this RSU Award Agreement are intended to comply with Section 25102(o) and Rule 701. Any provision of this RSU Award Agreement that is inconsistent with Section 25102(o) or Rule 701 shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 25102(o) and/or Rule 701. The issuance and transfer of Shares pursuant to this RSU Award Agreement shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

12. Nontransferability of RSUs. The RSUs granted hereunder may not be transferred in any manner other than by will, by the laws of descent and distribution or by instrument to a testamentary trust in which the RSUs are to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). The terms of this RSU Award Agreement shall be binding upon the executors, administrators, successors and assigns of the Grantee.

13. Restrictions on Transfer.

(a) Disposition of Shares. The Grantee hereby agrees that the Grantee shall make no disposition of any of the Shares (other than as permitted by this RSU Award Agreement) unless and until:

(i) The Grantee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(ii) The Grantee shall have complied with all requirements of this RSU Award Agreement applicable to the disposition of the Shares;

(iii) The Grantee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable state securities laws or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable state securities laws have been taken; and

(iv) The Grantee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities laws for the grant of the RSUs, the issuance of Shares thereunder or any other issuance of securities under the Plan.

(b) Restriction on Transfer. The Grantee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company’s Right of First Refusal described below, except as permitted by this RSU Award Agreement.

(c) Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this RSU Award Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this RSU Award Agreement and that the transferred Shares are subject to (i) the Company’s Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 14 below, to the same extent such Shares would be so subject if retained by the Grantee.

14. Market Standoff Agreement. The Grantee agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock of the Company (determined on an as-converted into common stock basis), the Grantee will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including NASD and NYSE rules) following the effective date of an IPO, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into common stock of the Company, except for: (i) transfers of Shares permitted under Section 15(f) hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 14 as a condition precedent to such transfer; (ii) sales of any securities to be included in the registration statement for the IPO or (iii) in the event that the Committee does not permit share withholding under Section 8 hereof, sales of a number of Shares (rounded up to the nearest whole share) with a Fair Market Value equal to the withholding obligation. For the avoidance of doubt, the provisions of this Section shall only apply to the IPO. The restricted period shall in any event terminate two (2) years after the closing date of the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. The Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

15. Company’s Right of First Refusal. Before any Shares held by the Grantee or any transferee of such Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this RSU Award Agreement.

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

(c) Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Committee. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Committee, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

(d) Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such ninety (90) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during the Grantee’s lifetime by gift or on the Grantee’s death by will or intestacy to any member(s) of the Grantee’s “Immediate Family” (as defined below) or to a trust for the benefit of the Grantee and/or member(s) of the Grantee’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger, statutory consolidation of the Company with or into another corporation or corporations or a conversion of the Company into another form of legal entity (except that the Right of First

Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation or the resulting entity of such conversion shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation or conversion expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean the Grantee’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Grantee or the Grantee’s spouse, or the spouse of any of the above or Spousal Equivalent, as defined herein. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the Grantee and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

(g) Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares: (i) on the effective date of the first sale of securities of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of securities of the Company pursuant to a business combination or an employee incentive or benefit plan); (ii) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act; or (iii) on any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or comparable equity security) of entity resulting from such conversion is registered under the Exchange Act.

(h) Encumbrances on Shares. The Grantee may grant a lien or security interest in, or pledge, hypothecate or encumber Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not adversely affect or impair the Right of First Refusal or the rights of the Company and/or its assignee(s) with respect thereto and will not apply to such Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this RSU Award Agreement will continue to apply to such Shares in the hands of such party and any transferee of such party.

(i) Effect of Stockholders’ Agreement. If the Grantee is, or at any time hereafter becomes, a party to or otherwise bound by (i) the Fifth Amended and Restated Stockholders’ Agreement, dated as of March 13, 2017, among the Company and certain stockholders and other investors in the Company, as such may be amended and/or restated from time to time and/or (ii) any other agreement that is a successor to or replacement of such agreement (collectively, the “Stockholders’ Agreement”), then, in the event of any conflict or inconsistency between the provisions of this Section 15 and any provisions in the Stockholders’

Agreement granting the Company and/or other security holders of the Company rights of first refusal and/or co-sale rights with respect to any or all of the Shares, the Grantee agrees with the Company that the terms and conditions of the Stockholders’ Agreement shall apply, govern, supersede and prevail over (and in lieu of) the provisions of this Section 15 so long as the Stockholders’ Agreement is in effect and the Grantee is a party to or bound thereby. If the Stockholders’ Agreement is no longer in effect or if the Grantee is not a party to or bound thereby, then the provisions of this Section 15 shall apply in full force and effect until termination of the Right of First Refusal.

16. Rights as a Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to any Shares including any voting rights or any rights to dividends or other distributions (or equivalent or related payments), unless and until Shares are issued to the Grantee. Subject to the terms and conditions of this RSU Award Agreement, the Grantee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to the Grantee pursuant to Section 3 of this RSU Award Agreement, until such time as the Grantee disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, the Grantee will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this RSU Award Agreement, and the Grantee will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

17. Escrow. As security for the Grantee’s faithful performance of this RSU Award Agreement, the Grantee agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this RSU Award Agreement. The Grantee and the Company agree that Escrow Holder will not be liable to any party to this RSU Award Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this RSU Award Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this RSU Award Agreement and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order. The Shares will be released from escrow upon termination of the Right of First Refusal.

18. Stockholders’ Agreement. As a material inducement and consideration for the Company to enter into this RSU Award Agreement, the Grantee hereby agrees that if the Company requests the Grantee to enter into and become a party to the Stockholders’ Agreement (and, among other things, (i) to subject the Shares to the rights of first refusal held by the Company and other Company investors thereunder and the co-sale rights of other investors thereunder and (ii) pursuant to which the Grantee would agree to vote all shares of Company stock held by the Grantee for the election of directors and in favor of certain material transactions (such as mergers or sales of the Company)), then the Grantee will enter into such agreement and execute and deliver a signature page thereto (as requested by the Company) in such capacity as the Company requests, at the time of the issuance of Shares pursuant to Section 3 of this RSU Award Agreement and as a condition to such issuance or at any later time.

19. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between the Grantee and the Company, or any agreement between the Grantee and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Shares under the terms of any agreement to which the Company is or may become bound or obligated):

(i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.

(iii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO UP TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

The Grantee agrees that if the Grantee becomes a party to the Stockholders’ Agreement, then the Grantee agrees that the stock certificate(s) evidencing the Shares shall, in addition, bear any legends required under the Stockholders’ Agreement.

(b) Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this RSU Award Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this RSU Award Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

20. Irrevocable Proxy and Power of Attorney

(a) Grant of Proxy and Power of Attorney. The Grantee hereby constitutes and appoints as proxy of the Grantee and hereby grants a power of attorney to each of We Holdings LLC (“WH”), any designee of WH and Adam Neumann (each with full power of substitution and each a “Designee”), and each of them, with full power and authority in the name of, and for and on behalf of, the Grantee with respect to any matters submitted to the stockholders for consent or vote, and hereby authorizes each Designee to represent and to vote all of the Shares in any such matter. The proxy and power of attorney granted pursuant to the immediately preceding sentence (i) is given in consideration of the agreements of the parties in connection with the transactions contemplated by this agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until WH and Adam Neumann terminate this Section 20 in writing (such time, the “Termination Time”) and (ii) shall not be effective in connection with a stockholder vote pursuant to Section 280G(b)(5) of the Code.

(b) Revocation of Prior Proxies. The Grantee hereby revokes any and all previous proxies or powers of attorney, if any, with respect to the Shares and shall not hereafter, unless and until the Termination Time, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

21. General Provisions

(a) Interpretation. Any dispute regarding the interpretation of this RSU Award Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Grantee.

(b) Entire RSU Award Agreement. This RSU Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to such subject matter.

22. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this RSU Award Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this RSU Award Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to the Grantee at the last known address on the books of the Company, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel.”

23. Successors and Assigns. The Company may assign any of its rights under this RSU Award Agreement including its rights to purchase Shares under the Right of First Refusal. This RSU Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this RSU Award Agreement shall be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

24. Governing Law. This RSU Award Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

25. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this RSU Award Agreement.

26. Titles and Headings. The titles, captions and headings of this RSU Award Agreement are included for ease of reference only and will be disregarded in interpreting or construing this RSU Award Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this RSU Award Agreement.

27. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

28. Severability. If any provision of this RSU Award Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this RSU Award Agreement and the remainder of this RSU Award Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this RSU Award Agreement. Notwithstanding the forgoing, if the value of this RSU Award Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

29. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

WEWORK COMPANIES INC.

By:

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing RSU Award Agreement.

GRANTEE

Name:

14